Exhibit 10.1

Licensing Term Sheet

This legal binding Term Sheet ( “Term Sheet”) shall take effect on the date of 31 July, 2023 (” Effective Date”).

本具有法律约束力的Term Sheet（“Term Sheet”）被视为于2023年7月 31 日（“生效日”）生效。

Between 缔约方:

(1) ABVC BioPharma Inc., a company organized and existing under the Laws of United States of America, with its registered office at 44370 Old Warm Springs Boulevard, Fremont, California 94538 USA (“ABVC”); and

ABVC BioPharma, Inc.一家依据美国法律组建并存续的公司，其注册地址为44370 Old Warm Springs Boulevard, Fremont, California 94538 USA（“ABVC”）；和

(2) Xinnovation Therapeutics Co., Ltd., a company incorporated under the Law of People’s

Republic of China having its registered office at 3rd Floor, 66 Guigu 3rd Road, Luoxing Street, Jiashan, Zhejiang Province, China. (“Xinnovation”).

嘉兴鑫稳生物科技有限公司一家依据中华人民共和国法律组建并存续的公司，其注册地址为浙江省嘉善县罗星街道归谷三路66号3楼（“鑫稳”）。

ABVC and Xinnovation shall be referred to individually as a “Party” and collectively as the “Parties”.

ABVC和鑫稳单称“一方”，合称“双方”。

The purpose of this Term Sheet is to outline the main terms and conditions (the “Key Terms”) of the definitive agreement (as defined below) for licensing, clinical trial, registration, manufacturing, supply and distribution of the Licensed Product (see Exhibit A) within the Territory (see Exhibit A). The execution of the Definitive Agreement shall be contingent upon the following conditions:

本Term Sheet的目的是概述双方正在考虑缔结的关于在区域（定义见附表A）内许可、临床、注册申报、生产、供应和分销本许可产品（定义见附表A）的最终协议（见以下定义）的主要条款和条件（以下简称“主要条款”）。最终协议的签署应基于以下条件：

(A) Upon on signing this term agreement, Xinnovation has the exclusive right, until the expiration of this agreement, to negotiate and execute definitive licensing agreement for the licensed products with ABVC.

(B) Xinnovation has the right to team with partner(s), or transfer the right to a third party to negotiate and execute definitive licensing agreement for the licensed products with ABVC. In such a case, the definitive licensing agreement between the 3rd party and ABVC has to be agreed by Xinnovation, so that Xinnovation shall sign a release form to transfer the licensing right to the 3rd party. Supplemental and appropriate agreements shall be signed between Xinnovation and the 3rd party or between Xinnovation and ABVC.

(C) The Parties shall negotiate and execute definitive licensing agreement, supply agreement and manufacturing agreement (collectively, the “Definitive Agreement”) and reach mutual agreement as to the other legal documents necessary to complete the transaction. The Definitive Agreement will be mutually satisfactory to the Parties thereto in a form customary for transactions of this kind, with the Key Terms, and will, among other things, contain certain representations, warranties, and covenants of ABVC with respect to the information delivered to Xinnovation related to the Licensed Products and intellectual property that protects the Licensed Products;

双方应协商并签订最终的许可协议、供应协议及生产协议（以下统称“最终协议”），并就对完成交易所需的其他法律文件达成相互协定。最终协议应以同类交易的通用形式达到双方满意且含主要条款的协议，并包含ABVC对向鑫稳提供关于许可产品信息以及对许可产品保护的知识产权作出声明、保证及承诺。

(D) Xinnovation shall have completed satisfactorily a due diligence investigation of the Licensed Product and any issues that may arise in the course of such investigation shall have been resolved satisfactorily.

鑫稳应完成对许可产品的尽职调查并且达到满意的标准，调查过程中可能出现的任何问题应得到满意解决。

and 和

ABVC shall make available or cause to be made available to Xinnovation, its advisors, and Representatives all information relating to the Licensed Product as Xinnovation shall reasonably request and to discuss the Licensed Product with ABVC’s Representatives.

ABVC应根据鑫稳的合理要求，向鑫稳、其顾问和代表提供与许可产品

相关的所有信息，并与ABVC的代表对许可产品作出讨论。

Starting from the Effective Date till the execution of the Definite Agreement, ABVC and its stockholders, directors, officers, employees, affiliates, agents or advisors (including, without limitation, attorneys, accountants, consultants, scientific collaborators, bankers, and financial advisors) (collectively, “Representatives”) shall deal exclusively with Xinnovation with respect to any licensing in the same scope or similar arrangement surrounding the Licensed Product. Further, neither ABVC nor any of its Representatives shall solicit, enter into, or continue any discussion, negotiations, or agreement with, or provide information to any other person or entity other than Xinnovation relating to the Licensed Product. In addition, during the period ABVC shall not enter into any agreement or understanding, whether oral or written, that would prevent or interfere with the consummation of the Definitive Agreement.

自生效日期起至最终协议签署，ABVC及其股东、董事、高管、雇员、关联公司、代理或顾问（包括但不限于律师、会计师、咨询师、科学合作方、银行和财务顾问）（统称“代表”）应与鑫稳专门处理围绕许可产品的许可或类似的安排。此外，ABVC或其任何代表均不得与鑫稳以外的任何其他人士或实体寻求、启动或继续讨论、谈判或提供与许可产品相关的信息。此外，在这期间内，ABVC不得签订任何会阻止或干扰最终协议完成的任何协议或谅解，无论是口头的还是书面的。

The Parties agree to obtain the other’s written consent prior to any disclosures related to this Term Sheet or its information hereby, including the existence and status thereof or the identity of the Parties thereto.

双方同意在披露与本Term Sheet或其相关的信息，包括它的存在、状态或者是双方的身份前，需获得另一方的书面同意。

This Term Sheet can be amended, modify or revised in writing upon mutual agreement.

經雙方同意，得以書面增補修改之。

This Term Sheet shall terminate under the following circumstances:

(1) on the execution of the Definitive Agreement as defined by the signature of both Parties;

(2) both Parties fail to execute the Definitive Agreement within 1 year of the Effective Date ; or

(3) if mutually agreed by both Parties in writing.

本Term Sheet应在下列情况下终止：

(1) 最终协议获得双方签署时终止

(2) 双方未能在生效之日起一年内签署最终协议；或

(3) 经双方协商一致后书面同意后终止。

This Term Sheet shall be executed in English and Chinese. Both languages have the same effect.

本协议由中英文写成, 两种语言同等有效。

This Term Sheet shall be governed by and construed in accordance with the law of Singapore. Any or all disputes arising from or in connection with the performance of the Term Sheet shall be settled through negotiation by both Parties. If the negotiation fails, each Party submits to Singapore International Arbitration Committee for the exclusive arbitration. The arbitration proceedings shall be conducted in English and Chinese.

本Term Sheet受新加坡法律的管辖并依其解释。双方因本 Term Sheet引起及与之相关的任何争议，应首先友好协商解决。协商不成的情况下，任何一方均可向新加坡国际仲裁委员会提出仲裁。仲裁程序以英文和中文进行。

Both Parties agree that this Term Sheet may be executed in one or more counterparts and by facsimile or scanned copy by email, each of which shall be considered an original and one and the same instrument.

双方同意，本Term Sheet可签署一份或多份副本，并通过传真或以扫描副本通过电子邮件送达，每一份都应被视为原件和同一份文书。

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by themselves or their duly authorized officers, on the day and year first written above.

双方已经由其自身或其正式授权的管理人员于文首所述日期签署本协议，以资为证。

[Signature Page]

ABVC BioPharma, Inc. Authorized Signature/Seal 授权代表签字/公章： _________________________________________ Name姓名： Uttam Yashwant Patil Title职务: CEO Date日期：	Xinnovation Therapeutics Co., Ltd. 嘉兴鑫稳生物科技有限公司 Authorized Signature/Seal 授权代表签字/公章： _________________________________________ Name姓名： 章新Jason Zheng Title职务： CEO Date日期：

Exhibit 附件A

LICENSEE 被许可方	Xinnovation Therapeutics Co., Ltd.(“Xinnovation”) and its affiliates 嘉兴鑫稳生物科技有限公司（“鑫稳”）及其关联公司
LICENSOR 许可方	ABVC BioPharma, Inc. (“ABVC”) and its affiliates ABVC辉景生技医药公司（“ABVC”）及其关联公司
THIRD PARTY 第三方	“Third Party” means a person or entity other than Xinwen Biotech or ABVC or their respective affiliates. “第三方”系指鑫稳或ABVC或其各自的关联公司以外的个人或实体。
EFFECTIVE DATE 生效日期	The effective dates of Definitive Agreement related to the Licensed Product that would be the result of Parties’ discussions 双方讨论后同意的与许可产品相关的最终协议生效日期
LICENSED PRODUCT 许可产品

ABVC’s single-herb botanical drug extract from the dry root of polygala tenuifolia willd (Yuan Zhi - Traditional Chinese Medicine) for treatment of ABV-1504 Major Depressive Disorder (MDD) and ABV-1505 Attention-Deficit/Hyperactivity Disorder (ADHD)

.

ABVC的从三叶草干根（远志-中草药）提取的单药草植物药物，用于治疗抑郁症适应症及注意力缺陷多动障碍适应症的药物。

TERRITORY 区域	Mainland China 中国大陆
GOVERNING LAW 管辖法律	Laws of Singapore. 新加坡法律
FIELD OF USE 适用领域	All human diseases 所有的人类疾病
RIGHTS GRANTED 授予权利

ABVC shall grant to Xinnovation an exclusive right within the Territory license to develop and commercialize the Licensed Product in the Territory within the Field of Use.

ABVC应向鑫稳授予区域内的独家许可，在区域适用领域内开发和商业化许可产品。

ABVC shall also grant to Xinnovation a right to sublicense to the third party, pre-agreed by ABVC, in the Territory.

ABVC授予鑫穩在Territory范围内，经由ABVC预先同意的第三方进行再授权的权利。

Ex A-1

RESPONSIBILITIES & OBLIGATIONS 责任义务

ABVC will be responsible for conducting the clinical development of the Licensed Product outside Territory and communicating the results as part of the Product Transfer (PT), which includes delivering the Licensed Product sufficient to support the clinical studies in Territory, delivering associated documents, manufacturing protocols, QC protocols, to enable Xinnovation to develop and commercialize the Licensed Product in Territory.

ABVC将负责在区域外开展许可产品的临床开发，并作为产品转让(PT)的一部分传达结果，其中包括提供足以支持区域内临床研究的许可产品，交付相关文件、生产方案、质量方案，使鑫稳能够在区域内开发和商业化许可产品。

ABVC will be responsible to secure the supply of the Licensed Product to Xinnovation in the Territory with an agreed price and quantity while Xinnovation will secure the purchase of the Licensed Products from ABVC in the Territory with committed volume. Further details are to be defined in the Definitive Agreement.

ABVC将负责以已商定的价格和数量向区域内的鑫稳提供许可产品，并确保供应。同时，鑫稳将从ABVC采购用于区域内的许可产品，并承诺采购量。进一步的细节将在最终协议中定义。

Xinnovation shall be responsible for completing regulatory filing of IND in the Territory.

鑫稳将负责完成区域内临床研究申请的备案。

ABVC will be responsible for providing the Licensed Product to Xinnovation at cost, to support clinical development in the Field of Use in the Territory.

ABVC将负责以成本价向鑫稳提供许可产品，以支持区域适用领域的临床开发。

Xinnovation will be responsible for further development and commercialization of the Licensed Product in the Field of Use in the Territory, including any clinical development, regulatory affairs (including regulatory filings and approvals), and commercialization of the Licensed Product.

鑫稳将负责区域内在适用领域许可产品的进一步开发和商业化，包括任何临床开发、注册审批事务（包括注册申报备案和批准）以及许可产品的商业化。

As part of this license, Xinnovation will grant ABVC a perpetual, royalty-free right to use and reference any development, regulatory, and market data associated with the Licensed Product in Xinnovation’s control.

作为本许可的一部分，鑫稳将授予ABVC永久、无偿的使用权，使用和参考鑫稳持有的与许可产品相关的任何开发、注册申报和市场数据。

EXCLUSIVITY/ NON-COMPETE 排他/不竞争

During the collaboration, neither Parties or its affiliates will work on development of or commercialize in Territory any products containing Yuan Zhi as the sole active ingredient or in combination with one or more other active ingredients outside of this Agreement or without a specific mutually agreed to written plan for depression indication.

在合作期间，任何一方或其关联公司不会在本协议以外或没有一个特定双方同意的书面计划在区域内从事任何含远志为唯一活性成分或与一种或多种其他活性成分结合的治疗抑郁症的任何产品的开发或商业化。

TECHNOLOGY SHARING 技术分享

After the Effective Date, and at a time to be agreed upon by Xinnovation and ABVC in the Definitive Agreement, ABVC would transfer to Xinnovation in English that data related to any Licensed Products in ABVC’s possession and control that is required by regulatory authorities for opening an IND, NDA or equivalent (to be further specified in the Definitive Agreement).

生效日期之后，依鑫稳和ABVC在最终协议中商定的时间，ABVC将转交其持有和控制的任何许可产品相关用于IND、NDA或同等申请中监管机构要求提供的英语数据（在最终协议中进一步规定）。

Ex A-2

INTELLECTUAL PROPERTY RIGHTS 知识产权

Intellectual Property means any patent, copyright, trade secret, trademark or other proprietary right；including all their applications , registrations, renewals and extensions.

知识产权系指任何专利、版权、商业秘密、商标或其他专有权；包括其所有申请、注册、续期和展期。

Each Party or its Affiliates owns all rights, title and interest of the Intellectual Property developed or controlled by itself and will be responsible for filing and maintaining the Intellectual Property in the Territory at its own cost.

每一方或其关联公司拥有自己开发或控制的知识产权的全部权利、所有权和权益，并将负责知识产权在区域内的备案及维护，自行承担相关的费用。

During the License Term, ABVC, for itself and its Affiliates, hereby grants to Xinnovation, in accordance with the terms and conditions of the Definitive Agreement, an exclusive right and license under any and all Intellectual Property of the Licensed Product owned or controlled by ABVC or any of its Affiliates, to develop, register, seek and obtain Regulatory Approvals for, import, market, sell, after the approval of the Licensed Product into and within the Territory subject to the terms and conditions mentioned in the Definitive Agreement.

在许可期限内，ABVC为自己及其关联公司根据授权协议的条款和条件，向鑫稳授予ABVC或其任何关联公司拥有或控制的许可产品的知识产权独家权利和许可，用于鑫稳根据最终协议所述的条款开发、注册、并寻求和获得许可产品的注册批准后在区域内进口、推广及销售。

Xinnovation will not sub-license the Intellectual Property of the Licensed Product to any Third Party without prior agreed by ABVC.

未经ABVC事先同意，鑫稳不得将许可产品的知识产权再许可给任何第三方。

Any Intellectual Property related to the Licensed Product developed by Xinnovation during the License Term shall be owned by Xinnovation but shall be applied solely for the purpose of the Definitive Agreement. Xinnovation shall grant ABVC a perpetual, non-sublicensing, royalty-free right to use the Intellectual Property of the Licensed Product owned by Xinnovation outside the Territory.

在许可期限内，鑫稳开发的与许可产品相关的任何知识产权为鑫稳所有，但仅用于最终协议的目的。鑫稳应授予ABVC永久、不再许可、无偿使用的权利，在区域以外使用鑫稳拥有的许可产品的知识产权。

Upon termination of the Definitive Agreement, each Party shall cease to use the Intellectual Property of the Licensed Product of the other Party and return at the request of the other Party.

本最终协议终止后，各方应停止使用另一方许可产品的知识产权，并应另一方的要求后退还。

Each Party warrants it does not and will not infringe, violate or misappropriate any trademark, patent, copyright, industrial design, trade secret or any other intellectual property or proprietary right of any Third Party.

各方保证没有、也不会侵犯任何第三方的商标、专利、版权、工业设计、商业秘密或任何其他知识产权或专有权。

No right, title or interest is granted to the other Party in the Definitive Agreement, whether expressly or by implication, to any technology or Intellectual Property rights owned by a Party other than pursuant to the terms of the Definitive Agreement.

除根据最终协议的条款外，在最终协议中，不论明示或暗示，不会授予另一方其拥有的任何技术或知识产权的任何权利、所有权或权益，

Each Party will retain an unconditional and unlimited right of access, inclusion, citation, electronic or photo copy, and regulatory cross reference, without limitation, to any and all regulatory, technical, and scientific documentations, and any and all communications with any and all regulatory authorities in the other Party’s Territory for all matters related to each Licensed Product during the License Term.

在许可期限内，各方将保有无条件和无限制的权利，访问、纳入、引用、电子或复印副本以及注册交叉引用任何许可产品相关的注册、技术和科学文件，以及另一方区域的监管机构所有事项相关的通信。

Ex A-3

MILESTONE & ROYALTY PAYMENTS 里程碑及销售提成支付

See Exhibit B.

见附件B

In case of sublicense, and both parties agree that ABVC executes the definitive agreement directly with the sublicensee, in lieu of the definitive agreement with Xinnovation, Xinnovation shall be entitled to receive compensations, which are to be determined by the negotiation of definitive licensing agreement

如果发生再授权的情况，且双方同意由ABVC直接与再授权人签订最终协议，代替与鑫稳签订最终协议，则鑫稳有权获得补偿，补偿方式将在签订最终协议时一并讨论。

TAX 税费

Payments to Licensor as detailed in Exhibit B are likely considered Licensor’s income generated in Territory. Licensor is responsible for income tax, value-added tax, and other related fees levied by Territory government authorities on these payments. If and to the extent that provision is made in law or regulation of Territory for withholding of taxes with respect to any such payment, Licensee shall pay such taxes on behalf of Licensor and provide Licensor with original receipt of such tax payments or withholding.

在附件B列出支付许可方的款项，可能被视为许可方在区域内产生的收入。许可方将对区域政府当局征收这些款项的所得税、增值税和其他相关费用负责。如果在区域法律或法规中规定关于任何此类支付需预扣税款，被许可方将代表许可方支付此类税款，并向许可方提供该类税款或预扣税款的完税凭证正本。

NET SALES 净销售

“Net Sales” means the total amount of invoices issued by the Licensee for selling the Product of each pack size in the Territory to the Third Parties responsible for distribution / logistics, minus the amount of allowable deduction items related to the Product actually provided to non-affiliates as follows:

“净销售额”指被许可方在授权区域向负责分销/物流的第三方公司销售本产品中，就每个产品包装规格对应开具的发票总额，减去提供给非关联方实际发生的下列本产品相关的允许扣除项目金额：

a) sales value added tax

销售增值税；

b) allowance, discount or rebate for rejection, defect, recall, return, retroactive price reduction

因拒收、缺陷、召回、退货、追溯降价提供的补偿、折扣或折让。

Net Sales shall be accounted in accordance with arm-length principles, industry standards and practices of the Territory, covering all sales of the Product to the Field of Use in the Territory. Any allowance, discount or rebate for any Third Party sales and marketing activities shall not be deducted from the Net Sales calculation.

净销售额应按授权区域内的公平交易原则、行业标准及惯例进行核算，覆盖本产品在授权区域的全部终端销售。任何第三方销售和营销活动的任何补贴、折扣或折让不得在净销售计算中扣除。

Licensee shall allow Licensor to appoint a Third Party independent auditor to audit the financial accounts of Licensee or its affiliates to confirm the reasonableness and accuracy of the Net Sales calculation of the Product each year during the License Term.

被许可方应允许许可方在许可期限每个年度委派第三方独立审计师对被许可方或其附属公司审计本产品的财务账，以确认本产品净销售额计算的合理性及准确性。

LICENSE TERMS 许可期限	The term of licensing for the Licensed Product in the Territory is 20 years. 许可产品在区域内的许可期限为20年。
MANUFACTURING 生产

Both Parties desire Licensee is responsible for the Licensed Product API manufacturing under CMO model as global primary supplier. Both Parties agree further study and analysis are to be performed for the feasibility from technical and financial perspective before the execution of related manufacturing agreement.

双方均希望被许可方以CMO模式负责许可产品的API制造，作为全球第一供应商。双方同意在签署相关制造协议之前，需要从技术和财务的角度对其可行性进行进一步的研究和分析。

Manufacturing of Licensed Product finished product is subject to negotiation by both Parties. Further details are to be defined in the Definitive Agreement.

许可产品成品的制造由双方协商完成。进一步的细节将在最终协议中定义。

Ex A-4

Exhibit 附件B

Ex B-1